EXHIBIT 99.1


           BIOENVISION TO RESTATE PRIOR PERIOD FINANCIAL STATEMENTS TO
            REFLECT INCREASE IN INCOME TAX BENEFIT AND CORRESPONDING
                 DECREASE IN NET LOSS AVAILABLE TO SHAREHOLDERS


   Restatements will cause delay in filing the Company's quarterly report on
                Form 10-QSB for the quarter ended March 31, 2005

New York, New York (May 23, 2005) - Bioenvision (Nasdaq: BIVN) today announced that management and the audit committee of the Company have concluded that Bioenvision will restate certain prior period financial statements, including its annual report on Form 10-KSB for the year ended June 30, 2004 and its quarterly report on Form 10-QSB for the quarter ended March 31, 2004, to revise the tax accounting treatment associated with the acquisition of Pathagon, Inc. which was consummated in February 2002. For all periods in which a restatement is appropriate, the restatement will increase Bioenvision's income tax benefit and net assets and will reduce its net loss and net loss per share, but will not impact the Company's income from operations, cash or other assets.

During the review process of the financial statements to be included in the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2005, a required correction was identified in the Company's tax accounting related to the acquisition of Pathagon, Inc. in February 2002. Bioenvision intends to record in its restated financial statements, including its annual report on Form 10-KSB for the year ended June 30, 2004 and its quarterly report on Form 10-QSB for the quarter ended March 31, 2004, certain income tax benefits in excess of those reported originally after completion of the related analysis. The Company's new independent registered public accounting firm has not completed its review of the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2005 and therefore, there can be no assurance that additional required corrections will not be identified.

Due to the additional analysis necessary to finalize the appropriate adjustments, the filing of Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 will be delayed until the appropriate restatements for prior periods are filed and therefore the Company will not be in compliance with The Nasdaq Stock Market's continued listing requirement set forth in Marketplace Rule 4310(c)(14). The Company anticipates receiving a notice from the staff of The Nasdaq Stock Market indicating that the Company is subject to potential delisting because of the filing delay, however receipt of the notice does not result in immediate delisting of the Company's stock. The Company intends to appeal any delisting determination based upon, among other things, the fact that the filing delay is due to a change in the Company's application of FAS 109 which will entail recording certain income tax benefits in excess of those reported originally and will not impact the Company's income from operations, cash or other assets. The Company intends to file the restated financial statements and its Form 10-QSB for the quarter ended March 31, 2005 as soon as reasonably practicable. Accordingly, the referenced financial statements should not be relied upon until such time as the Company files its restatements.


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About Bioenvision

Bioenvision's primary focus is the acquisition, development and distribution of compounds and technologies for the treatment of cancer. Bioenvision has a broad pipeline of products for the treatment of cancer, including: Clofarabine (in co-development with Genzyme Corporation), Modrenal(R) (for which Bioenvision has obtained regulatory approval for marketing in the United Kingdom for the treatment of post-menopausal breast cancer following relapse to initial hormone therapy), and other products in clinical trials. Bioenvision is also developing anti-infective technologies, including the OLIGON technology; an advanced biomaterial that has been incorporated into various FDA approved medical devices. For more information on Bioenvision please visit our Web site at www.bioenvision.com.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Bioenvision's compounds under development in particular; the potential failure of Bioenvision's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Bioenvision's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Bioenvision's business, structure or projections; the development of competing products; uncertainties related to Bioenvision's dependence on third parties and partners; and those risks described in Bioenvision's filings with the SEC. Bioenvision disclaims any obligation to update these forward-looking statements.


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